    As filed with the Securities and Exchange Commission on October 30, 1996

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            _______________________

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              THE PRICE REIT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                MARYLAND                                 52-1746059
  (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                   Identification Number)

                         7979 IVANHOE AVENUE, SUITE 524
                               LA JOLLA, CA 92037
                                 (619) 551-2320
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              JOSEPH K. KORNWASSER
                         7979 IVANHOE AVENUE, SUITE 524
                               LA JOLLA, CA 92037
                                 (619) 551-2320
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:
                             KENNETH M. DORAN, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 33-95832

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   PROPOSED
                                                                   MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING         AMOUNT OF
                REGISTERED                     REGISTERED (1)     PER SHARE        PRICE (1)(2)      REGISTRATION FEE (7)
-------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)  . . . . . . . . . . .
Preferred Stock, $0.01 par value per
share(4)  . . . . . . . . . . . . . . . .        $10,566,750         (2)           $10,566,750              $3,203
Common Stock, $0.01 par value
per share(5)  . . . . . . . . . . . . . .
Warrants(6)   . . . . . . . . . . . . . .
-------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $10,566,750. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.
(4) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby.
(5) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company. There is also being registered hereunder an indeterminate number of shares of Common Stock including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as shall be issuable upon conversion of the Preferred Stock or exercise of Warrants registered hereby.
(6) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase shares of Preferred Stock or Common Stock, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as the case may be, registered pursuant to this Registration Statement.
(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 33-95832) filed by The Price REIT, Inc. with the Securities and Exchange Commission (the "Commission") on August 15, 1995, as amended, including the exhibits thereto, and declared effective by the Commission on September 1, 1995, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on the 29th day of October, 1996.

                                      THE PRICE REIT, INC.


                                      By:    /s/ JOSEPH K. KORNWASSER
                                          -------------------------------------
                                                 Joseph K. Kornwasser
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of The Price REIT, Inc., do hereby constitute and appoint Joseph K. Kornwasser and George M. Jezek, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                          DATE
                ---------                                 -----                          ----
        /s/ RAYMOND E. PEET
-------------------------------------      Chairman of the Board                October 29, 1996
      Vice Admiral Raymond E. Peet         and Director


      /s/ JOSEPH K. KORNWASSER
-------------------------------------      President, Chief Executive Officer   October 29, 1996
          Joseph K. Kornwasser             and Director (Principal Executive
                                           Officer)

         /s/ GEORGE M. JEZEK
-------------------------------------      Executive Vice President, Chief      October 29, 1996
             George M. Jezek               Financial Officer, Secretary,
                                           Treasurer and Director (Principal
                                           Financial Officer and Principal
                                           Accounting Officer)

         /s/ ROY P. DRACHMAN
-------------------------------------      Director                             October 29, 1996
             Roy P. Drachman


        /s/ WILLIAM D. JONES
-------------------------------------      Director                             October 30, 1996
            William D. Jones


          /s/ KEENE WOLCOTT
-------------------------------------      Director                             October 30, 1996
              Keene Wolcott


         /s/ WALTER WEISMAN
-------------------------------------      Director                             October 29, 1996
             Walter Weisman

                               INDEX TO EXHIBITS


       EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
       --------------                         ----------------------
            5.1                    Opinion of Ballard Spahr Andrews & Ingersoll
            5.2                    Opinion of Gibson, Dunn & Crutcher LLP
           15.1                    Independent Auditors' Acknowledgment
           23(a)                   Independent Auditors' Consent.
          *23(b)                   Consent of Ballard Spahr Andrews & Ingersoll
         **23(c)                   Consent of Gibson, Dunn & Crutcher LLP
---------

 *   Included in Exhibit 5.1
**   Included in Exhibit 5.2